EXHIBIT 32.1

Certification Pursuant to Section 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Care Investment Trust Inc. (the ‘‘Company’’) on Form 10-K for the period from June 22, 2007 (commencement of operations) to December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), I, F. Scott Kellman, the Chief Executive Officer of the Company certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that;

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ F. Scott Kellman
F. Scott Kellman President and Chief Executive Officer Care Investment Trust Inc.

Dated: March 28, 2008